UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2016

L Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the previously announced offering of $700 million aggregate principal amount of 6.750% Senior Notes due 2036 (the “Notes”) to be issued by L Brands, Inc. (the “Company”), the Company and U.S. Bank National Association, as trustee (the “Trustee”) entered into the senior debt indenture dated as of June 16, 2016 (the “Base Indenture”), and the first supplemental indenture thereto dated as of June 16, 2016 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), providing for the issuance of the Notes. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantees” and, together with the Notes, the “Securities”) by certain of the Company’s subsidiaries (collectively, the “Guarantors”).

The Notes will bear interest at a fixed rate of 6.750% per annum, and interest will be payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2017, until the maturity date of July 1, 2036. The Company may redeem the Notes at such times and on the terms provided for in the Indenture. The Indenture also contains certain covenants as set forth in the Indenture and requires the Company to offer to repurchase the Notes upon certain change of control events.

The Base Indenture and the Supplemental Indenture (including the form of Notes) are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

The above-mentioned offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-209236) filed by the Company and the Guarantors. The Terms Agreement, dated as of June 13, 2016 (together with the Underwriting Agreement Basic Provisions attached thereto as Annex A, the “Underwriting Agreement”), by and among the Company, the Guarantors and the underwriters named therein, is filed as Exhibit 1.1 to this Current Report on Form 8-K. Opinion of counsel for the Company and the Guarantors is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 13, 2016, by and among L Brands, Inc., the guarantors named therein and the underwriters named therein.

4.1	Senior Debt Indenture, dated as of June 16, 2016, between L Brands, Inc. and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of June 16, 2016, by and among L Brands, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the Securities.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date: June 16, 2016	By:	/s/ Stuart B. Burgdoerfer
Name: Stuart B. Burgdoerfer
Title: Executive Vice President and Chief Financial Officer